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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2004 relating to the financial statements of Modem Media, Inc., which appears in Modem Media, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.


PricewaterhouseCoopers LLP

Stamford, Connecticut
March 26, 2004